                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-111007, 333-120340 and 333-129567) and Forms
S-8 (333-128909, 333-115482, 333-100999, 333-60666, 333-53114, 333-94703,
333-80167, 333-80169 and 033-58373) of Popular, Inc. of our report dated March 13, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


S/ PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 14, 2006